                                                                 Exhibit 23.3

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-70369) and related Prospectus of Prime Group Realty Trust for the registration of Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest, Depositary Shares Representing Preferred Shares of Beneficial Interest, Share Purchase Contracts, Debt Securities, Common Share Warrants, Preferred Share Warrants, Depositary Share Warrants, and Debt Warrants, and to the incorporation by reference therein of our reports indicated below with respect to the financial statements indicated below included in Prime Group Realty Trust's filings as indicated below, filed with the Securities and Exchange Commission.



--------------------------------------------------------------------------------------------------------------
                                                                  Date of Auditors'
Financial Statements                                                    Report                Filing
--------------------------------------------------------------------------------------------------------------
Consolidated financial statements of Prime Group Realty           March 24, 1999        1998 Annual Report on
Trust at December 31, 1998 and 1997 and for the year ended                              Form 10-K
December 31, 1998 and for the period from November 17,
1997 to December 31, 1997, and the combined financial
statements of the Predecessor Properties for the period from
January 1, 1997 to November 16, 1997 and for the year
ended December 31, 1996.


Statement of revenue and certain expenses of National City        February 12, 1999     Current Report on Form
Center for the period from January 1, 1998 to September 30,                             8-K dated February 5,
1998                                                                                    1999


Statement of revenue and certain expenses of 33 West              December 24, 1998,    Current Report on Form
Monroe for the period from January 1, 1998 to September           except for Note 5,    8-K dated January 29,
30, 1998                                                          as to which the       1999
                                                                  date is January 29,
                                                                  1999



                                                       Ernst & Young LLP


Chicago, Illinois
June 4, 1999